UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 15, 2008

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On September 15, 2008, Office Depot, Inc. (the “Company”) appointed Mark E. Hutchens as the Company’s new Senior Vice President and Controller. Mr. Hutchens is employed at will and will serve as the Company’s principal accounting officer. Mr. Hutchens, age 43, joined the Company in November 2006 as Senior Vice President of Finance, International Division. Prior to joining the Company, Mr. Hutchens served as Assistant Treasurer at Yum! Brands, Inc., from February 2005 to November 2006 and as General Auditor from November 2003 to February 2005. In addition, Mr. Hutchens served in a variety of senior management positions at Yum! from May 1996 to November 2003. Prior to joining Yum! Mr. Hutchens served in various management positions at Ford Motor Company, where he was employed until May 1996. Mr. Hutchens is a certified public accountant and holds an MBA in Finance and a BS in Business/Accounting from Indiana University. There are no transactions between the Company and Mr. Hutchens reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: September 17, 2008	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel &
Corporate Secretary

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